EXHIBIT 99.2

Transcript of Interview with KCSA Strategic Communications, dated March 29, 2016

Philip Carlson, KCSA: Good afternoon, and welcome to Terra Tech's yearend 2015 financial results conference call. A replay of this call will be available at www.smallcapvoice.com and will be archived on the Investors Relations section of the Terra Tech website.

Before we begin, please let me remind you that during the course of this conference call, Terra Tech's management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. These risks are outlined in the Risk Factors section of our SEC filings. Any forward-looking statement should be considered in light of these factors. Please also note, as a Safe Harbor, any outlook we present is as of today and management does not undertake any obligation to revise any forward-statements in the future.

With me on the call today are Derek Peterson, Terra Tech's Chairman and Chief Executive Officer; and Mr. Mike James, Chief Financial Officer.

With that, I would now like to turn the call over to Derek.

Derek Peterson, President and CEO of Terra Tech Corp.: Phil, thank you very much for introducing us, and thank you to all of our shareholders and prospective investors who've taken the time to listen to our call today as we discuss Terra Tech's yearend 2015 results, and we also want to provide an operational and business update to everybody as well.

A couple of things real quick. As I'm recovering from a little bit of pneumonia, so I just wanted to let everybody know, I'm really short on breath. I of course did not want to miss this call, but I may have to pause periodically to catch my breath here and there. I just wanted to let everybody know in advance.

So with that, let's jump into things. 2015 was a very strong year from us from a financial perspective, and we just put out a press release that everybody can take some time after the call to refer to, and again, refer you back to the full filing on EDGAR, the SEC's website for our 2015 10-K.

We had record Q4 revenue of $2.2 million, which is an increase of approximately 44% as compared to the same quarter last year. Our full year revenue reached a record $9.98 million, which is up 41% year-over-year, as we saw the impact of our growth on both sides of the ledger being the cannabis side as well as the agricultural side.

And if you'll remember, I think we forecasted, it was $9 million for the full year. So we're close to $1 million in revenue in excess of what we projected for the full year. The progress is, like I said, been primarily driven by our success on both the cannabis as well as our organic produce segments, which are expected to continue to drive the revenue growth in 2016, far beyond that as well.

As you can refer to the press release, we made some significant progress in a few different areas, so obviously an increase in revenue, as I just discussed. We also had an expansion in gross margins, and that's something we've been promising you as an area of focus for us in the prior years.

1

Shareholder equity has increased and we've also seen a significant decrease in SG&A expenses and overall losses from the same period over the prior year. And if you refer to the press release as well, you can see we've made significant progress in reducing convertible debt. That's roughly about $900,000 at December 31 left on the books in terms of convertible debt, and we've made significant progress even past the end of the year on reducing that further.

Some operational enhancements have been implemented at our medical cannabis business being our first area of focus. We've expanded our expertise in the medical cannabis segment, which is again a core growth area for us for this coming year and the years prior.

The industry is, like I said, rapidly evolving in several of our key markets. And I've always said to everybody that California is an important market to us and Nevada is a very, obviously, important market to us, and we think those are probably two of the largest markets in United States.

California is going to be passing or did pass the Marijuana Regulation and Safety Act, but they'll be implementing that some time here shortly and full adaptation by 2018, which basically is a higher form of regulation. But the biggest important driver for that is it turns California into a for-profit state rather than a non-for-profit state, which we've been operating as close to 20 years.

As many of you have seen, public approval of medical cannabis has been improving. If you've seen a lot of the current polling that's been coming out, far in excess as half the country seems to be supportive of some measure of decriminalization regulation. We're, again, an early player in the medical cannabis market, and we feel like we've got a strong position in two major markets as well as expanding and looking at additional markets to grow into.

We're developing our cultivation and production capabilities with provisional operational certificates that were granted and as well as the two new cultivation and production facilities in Nevada. The beauty of our agricultural backbone is it's twofold.

One of the reasons I think we were so successful in Nevada in terms of our permitting applications is because of our commercial agricultural experience. And now we're able to take that expertise we have on the cannabis side with our team, especially with the pending acquisition of Blum, we're inheriting close to 20 years of experience, operating in the medical cannabis industry in California.

And blending that with our traditional agricultural experience we have with our Dutch farming family, with the acquisition we made with Edible Garden a few years ago, and the depth of that experience is extremely broad and we're able to pair those two together. And that's one of the reasons I think we've been again very successful in some of the markets we've been entering.

The grow facilities and labs, again, will be located in the Clark County and Washoe County area. We're testing new ways to improve operating efficiencies, most importantly energy consumption and productivity, which may increase production up to 30% as well as reducing energy cost by more than 60%. And that has a bifurcated effect. Obviously, it expands gross margins and it reduces cost of goods more importantly, which allows us to keep prices fluctuate in different market.

But more importantly, again, when we enter new marketplaces, if we've got a proven track record of reduced energy consumption, that's something's that's very important to legislators and has been important, as we've seen a lot of the media that's been written about energy consumption and the carbon footprint. And when you're growing basil, you've got to watch every nickel, right. I mean, a plant's a dollar in change. When you're growing cannabis, you have the luxury of not having to pay attention to that as to the same degree.

2

What we're able to do is take a lot of those best practices and standard operating procedures we've utilized on the cultivation of produce side, and again pair that over to the cannabis side as well. So we're able to kind of really focus on energy consumption, which again makes us competitive from a long-term standing standpoint as prices fluctuate and cost of goods become extremely important to us.

We've made significant progress on the IVXX brand in 2015. Again, it was our first year for the sales of IVXX branded products throughout the California marketplace. IVXX sales were $1.2 million or about 12% of total sales. And again, we're pleased with the early traction we've seen from the product and currently sell IVXX to approximately 200 retailers and distributors throughout California.

We're going to continue to push the IVXX brand as aggressively as possible. I think a lot of people have seen there was a couple high profile raids out in the California marketplace. The beauty of Oakland, which is where the lab is based, because it's a very protective local government out there, and we were operating under our permit up there and we're operating in full accordance with not only state rules, but local rules and regulations as well with the full blessing of the local community as well as the local law enforcement officials.

Our plan for 2016, obviously expand sales and marketing of the IVXX products. We want to sign additional distribution agreements. We want to continue to introduce additional brands into our current footprint. The easiest way for us to grow the brand is to introduce new products.

Again, we've been focusing on waxes and shatters and those types of concentrate, which are a big piece of the market, but we're also introducing pre-rolled cannabis cigarettes. We're also introducing some other vaporizer cartridges, pre-filled cartridges, what would they call convenience items, which are becoming a larger piece of the market overall.

Let's talk about retail progress a little bit. California, in early 2016, we announced the acquisition of Blum Oakland, which is expected to close this week and we're on track with that. This is our first retail location that signifies a significant milestone for Terra Tech. We're now fully vertically integrated, operating in every stage of the cannabis lifecycle from seed-to-sale, all the way through extraction and production.

We believe this gives us advantages over our competition, including improved quality control of our products and better cost management. One thing you may or not know of the new regulation in California is it doesn't allow for vertical integration, with the exception of people that are permitted by a local government and already vertically integrated that will be grandfathered in.

Our understanding is there is going to be very few facilities, because they're having very few formal permitting process in California that allow for vertical integration. We'll be one of several companies that are out there, but not that many as large as the California marketplace, which again is going to give us not only full control from the seed-to-sale perspective, which allows us to maintain quality controls and SOPs and those types of things, but obviously a significant reduction in cost of goods, where we don't have to buy wholesale.

Bear with me just a second. Thank you, folks. We estimate capturing approximately $9 million or so of the revenue coming out of Blum over the next three quarters. Again, we're likely closing by the end of this week, which gives us Q2, Q3 and Q4 clean with Blum, so people will be able to see fully integrated numbers with the filling of Q2.

This is the first of several Blum stores to be owned and managed by Terra Tech across California as well as Nevada. Our Blum stores are only going to sell the highest quality cannabis products, free of all toxic pesticides, molds and chemical residues. That's going to be a big focus. We've all seen a lot of the reports coming out of multiple marketplaces, whether it's Washington or Colorado.

3

And a significant brand damage that's been taken place for people that have been cutting corners and using toxic pesticides and those types of things to managing that crop control. And again, while we pull from our expertise on our traditional agricultural side, where we use bio-pest control, good bugs eat bad bugs, type strategies inside of our facilities, we're really able to take those same practices and adapt them over to cannabis with great success.

In Nevada, our first medical dispensary to be located in Nevada is Western Las Vegas Blum store, which have an opening on third week in April. We just passed our state inspections as well as our local inspections. So the next thing we have to do is appear before City Council on April 6, just for some final reviews, but we don't see any hurdles to overcome.

The big things were the inspections, which we passed the week prior to this week. And we think we're going to be set to open there in short order. We're pretty excited about that. Again, we're going to be holding the grand opening on April 20, which we invite our shareholders to attend.

Location will be located just adjacent to the Las Vegas Strip. For those of you, who don't know Las Vegas very well, we think we've got really good penetration throughout the entire Nevada marketplace. We've got one that's on western location, which is just adjacent to the Stratosphere, that outdoor music venue that they're building out.

We have one on Decatur and Twain, which is a little more residential oriented, but it's on the opposing side of the Strip. And we have one on Desert Inn and Maryland Parkway, which is really just a block or so away from the convention center, which is going to allow us to take advantage of again some of the 39 million people that are coming in and out of this two square mile period on an annual basis. So we're pretty excited about our penetration there as well as the premier location we have in Reno, up in Northern Nevada.

Again, we're focusing on offering patients and companies proprietary IVXX brand, a premium medical cannabis concentrate, again, including flowers, joints, shatters, waxes, oils among other high quality products as well. We think Nevada is going to be a convenience type product push, so we're going to be focusing on pre-rolls, we're going to be focusing on pre-filled cartridges. Those type of grab and go products that we think are very easy for people to come in and consume.

Moving up to our operational achievements made at our Edible Garden farm in New Jersey. We completed our new Edible Garden greenhouse facility with high-tech Dutch movable table hydroponic equipment as everybody knows. This lowered our operational costs and improved our margins on the produce side.

We've expanded our line of organic produce. As everybody knows, we were awarded a clean energy grant, which kind of ties into what I was saying to a little bit before, which is where we're focused on reducing operating cost, but at the same time making significant reductions in energy consumption as well as carbon footprint from an optic standpoint.

Our plan for 2016, again, is to continue to expand that brand in new states, working with new farmers throughout the country to produce our product for us, but at the same time, the lowhanging fruit is run about 1,800-plus doors right now. Again, Walmart, Stop & Shop, major retailers throughout the Midwest and Northeast, we want to introduce additional product lineups through their existing retail footprint. That's the path of least resistance from an expansion standpoint, and that's our primary focus and driver coming into this year.

Other notable achievements that were completed as part of our commitment to building shareholder value: as everybody is seeing, we up-listed to the OTCQX; we strengthened our corporate governance program through the establishment of the audit committee, compensation committee, as well as the governance and nominating committee.

4

We've participated in various investor conferences, including the Aegis Capital Conference in Las Vegas, the LD Micro Conference in Los Angeles. So we're really trying to make sure we spend a lot of time out there educating new shareholders, institutional shareholders, broker, dealers and those types of institutions about Terra Tech, what our market penetration is, what our forward-looking progress is, what our best practices are and really get the story out there.

We're always trying to balance that type of, say, investor relations type activity with our operational activity and performance. But we're proud of what we've accomplished, not only this last year, but year-to-date, even as we rounded the corner into 2016. And we want to make sure we get out there and wave a flag to, again, increase investor awareness and make sure that people understand what our operating objectives are.

I'd like to take this time right now and turn the call over to CFO, Mike James, to talk about the financials and go over a quick summary there for us. Thank you.

Michael James, CFO of Terra Tech Corp: Thank you, Derek, and good afternoon, everyone. I will now provide you with a summary of our yearend 2015 results. For the more detailed results, please refer to the press release we issued earlier today, which is posted on our website along with the Form 10-K filed with the Securities and Exchange Commission. In addition, please note, that we compile our financials under U.S. GAAP including our non-operating expenses.

Consolidated revenue for the full year of 2015 increased to $9.98 million or a 40.6% increase compared to $7.09 million a year-ago. This was driven by $1.2 million in IVXX sales and $8.63 million in hydroponic produce sales from Edible Garden. Revenue for the fourth quarter ended December 31, 2015, was $2.17 million, a 44% increase compared to $1.5 million a year ago.

For the fourth quarter, IVXX sales was $355,000, a 16% decrease over $421,000, reported in the third quarter of 2015. For the fourth quarter, hydroponic produce sales were $1.8 million, a 13% increase over the $1.6 million reported in the third quarter of 2015 and a [ph] 555% increase over the $1.2 million reported in Q4 of 2014.

Our gross margin for the year ended December 31, 2015, was 10.19% compared to the 2.16% for the year ended 2014. The increase in gross margin was primarily due to an increase in the distribution and overall growth and increased efficiencies across business segments. SG&A expenses for the year ended December 31, 2015, amounted to $9.8 million compared to $18.3 million in 2014. The decrease is primarily due to a decrease of approximately $3.9 million in warrant expense, since less warrants were issued in 2015 versus 2014.

Legal and accounting was reduced by approximately $3.1 million due to less preparation with the filing of the registration statements and reduced reviewing of contracts and applications in 2015 versus 2014. Compensation expense was reduced by approximately $1.5 million, due to lower per share valuation for an equivalent number of shares issued compared to the prior year.

Year-end net loss was $9.2 million or a loss of $0.04 per basic and diluted share compared to a loss of $21.9 million or a loss of $0.13 per basic and diluted share in the year ended December 31, 2014. This significant improvement in net loss was primarily driven by higher revenues supported by lower cost of goods sold, and SG&A, and a reduction in the issuance of convertible debt and warrants during the year ended December 31, 2015, compared to the prior year.

5

Now, turning to the balance sheet. Our cash balance at the end of the year stood at $418,000 compared to approximately $846,000 as of December 31, 2014. The decrease was primarily due to the capital investment incurred and building out the Nevada dispensaries.

Debt as of December 31, 2015, amounted to approximately $917,000, a decrease of approximately $3.7 million compared to approximately $4.6 million as of December 31, 2014. Stockholders' equity at December 31, 2015, amounted to $6.3 million, an increase of $5.1 million compared to $1.3 million as of December 31, 2014.

Revenue guidance for the full year 2016 is $20 million to $22 million. The predicted increase in year-over-year revenue is expected to be driven largely by the sales from the company's pending acquisition, Blum Oakland, an established retail medical cannabis dispensary in Oakland, California, as well as continued growth of the IVXX brands throughout California and Nevada markets.

Now, I would like to turn the call back over to Derek for some closing comments.

Derek Peterson, President and CEO of Terra Tech Corp.: Mike, thank you very much. So let me just reiterate a couple of things. Starting with the Edible Garden division, again, our core focus there is to continue to expand into different states. California is important state, Colorado is an important state. Want to make sure we see our produce on the shelves in different markets throughout the country. And we think there's a lot of upside on the produce side.

And people keep asking me, is that something you're going to divest yourself on? Is that something you're not going to spend as much time and effort and energy on? But the answer is no; we think there's a significant opportunity to build a significant agricultural brand there as well. And in addition to that expansion into new states, we want to make sure that we're focusing on adding new product lines into our existing retail footprint.

It's extremely hard to get vendor accounts. It's extremely hard to get into Kroger's and Marsh's and Walmart's. And now that we have our foot-in-the-door, and we have consistent product, and we've been delivering, and we've been delivering high-quality product, we've got credibility with them. So for us to introduce new products is, like I said, low-hanging fruit and a primary area of growth for us and focus for us coming into '16 and well beyond that as well.

On the cannabis side, I think I said at our last call that I want to focus on short-term accretive activities, while we're doing all this longer-term growth stuff in Nevada, right. So we've gotten these permits in Nevada. And that means we've got to raise capital. We've got to outlay cash. We've got to build these facilities out. We've got to staff and we've got to open them up. It's been a couple of few years between starting the process and when we see our first piece of revenue and that's a long game.

And those -- it's important to have that type of strategy as an operator. We want to make sure we're building out productive assets for us for the future. But at the same time, we want to make sure we're balancing that with short-term accretive activity, which is why we have put so much energy into putting together an acquisition for Blum, which is the established Oakland facility.

6

We've got great revenue up there. We started that company with a small amount of capital. It's never needed additional capital infusion. So we think it's going to be very accretive from not only a cash flow standpoint, but obviously, from a profitability standpoint for the company, especially with the changes in the regulation.

So we're going to be continuing to look for other short-term accretive acquisitions. As I've said, California and Nevada are going to be the markets we're going focus. And we think we have the decent amount of penetration in Nevada, but we are also looking for additional retail locations in California, specifically in the Los Angeles market, as a very fruitful market as we've seen, because we had a rapid expansion in the IVXX brand as well.

So our focus for 2016 is, again, some more short-term accretive activity as well as expanding the produce brand, but at the same time, getting these retail facilities up and running in Nevada. We're on schedule for everything. There's no additional issues on the retail dispensaries side in terms of opening up. This first one was a great litmus taste for us for doing the hiring event, to selecting the staff, to training the staff, to putting into all the POS systems, setting up the standard operating procedures.

And people, I hope they can understand that, we don't have access to banking in a lot of these locations, so we've had to build a lot of standard operating procedures and best practices and protocols that gave our auditors comfort from a GAAP compliance standpoint, to make sure that every activity that takes place, every dollar that transacts at the retail counter there is an auditable dollar. And that's what we spent so much time, basically Q1, with the Blum acquisition was changing the internal operations inside of the Blum to make sure that we're compliant from an auditability standpoint.

And now that we've built those SOPs and those best practices to be able to exist in a public company, it's a lot easier for us to, again, open up retail facility two, three and four in Nevada, but at the same time, focus on additional acquisition in the California marketplace.

So 2016 is a year of growth for us. We're really excited about, again, opening up the additional facilities in Nevada, as well as looking for other acquisitions in the California marketplace. And let me just finish up with this. We put out some guidance as Mike James mentioned towards the latter part of his piece of $20 million to $22 million. And I wanted to talk a little bit about how we arrived at that.

First and foremost, as everybody can imagine, forecasting is difficult, blend of art and science, and even more difficult in our space, right, because small legislative shifts in one direction or the other can mean a slowdown or a rapid expansion that none of us anticipated. So at best, we try to be very conservative. We exceeded our expectations for 2015. And we feel very comfortable where we set our targets for 2016.

So that being said, we're estimating about three quarters, call it, $9 million or $10 million coming out of Blum Oakland. We think that's a very conservative benchmark for us considering the expansion we've seen from a year-over-year standpoint up there.

7

But at the same time, we blended that with the revenue coming out of Edible Gardens and some moderate expansion there and a little bit of revenue coming out of Nevada. But for the most part, that number of $20 million to $22 million includes almost zero revenue coming out of Nevada, which obviously, we don't think is going to be the case. We think we're going to see fruitful revenue out of there.

But it's not an established marketplace. We don't know what the revenue numbers are going to look like. And I certainly didn't want to throw a dart at the dartboard. So the number of $20 million to $22 million, we think is extremely conservative. Once we're up and operating to couple of the retail locations and we have a run rate, we'll likely put out an adjustment to revenue, hopefully to the upside, as we see how accretive those facilitates are for us in the short run.

But the two biggest catalysts, as I've said to everybody before, especially in Nevada with the 39 million people traveling in and out there every year is the recreational initiative. So in California, we have a recreational initiative. In Nevada, we have a recreational initiative that we'll see on the ballet for this year.

We feel very confident, none of these things are slammed dunks, but we're putting a lot of energy into lobbying, we're putting a lot of energy into educating the consumers and educating constituents in the local communities about what we see in terms of economic activity and those types of things.

And fortunately, we see a lot of data coming out of Colorado and other established markets and we're able to extrapolate that data over the new markets. And before, we had kind of the [indiscernible] information campaign, people that would come into these marketplaces and confuse voters. And again, now, it's hard for them to argue against results that are actually quantifiable at this point in time. So we're pretty excited about those two initiatives.

And listen, we're going to do well without them. We're going to do well in the medical states. And even if we have to wait, even if they don't pass, but it's going to be an exciting catalyst for us come 2017 in both of those marketplaces, if those initiatives are successful.

Again, I wanted to thank you for bearing with me. And I wanted to take everybody's time to thank the shareholders. I wanted to thank Phil of KCSA for hosting the call, as well as Stuart Smith at SmallCap Voice. On behalf of the Board of Directors, the officers, and all of our employees for our company, who work extremely hard to post numbers like we did for 2015, I wanted to thank you very much for taking the time to dial-in to the call today. We look forward to continuing these calls on a quarterly basis. And we look forward to continuing to update shareholders and investors as we hit different milestones coming up here in the coming quarters. Thank you again, very much. I hope everybody has a great day.

8